PRICING SUPPLEMENT NO. 69                                        Rule 424(b)(3)
DATED: April 23, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes     Book Entry Notes
$25,000,000                      [x]                     [x]

Original Issue Date:             Fixed Rate Notes        Certificated Notes
April 24, 1998                   [_]                     [_]


Maturity Date:                   CUSIP#: 073928 BD 4
April 26, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                            Optional          Optional
                        Redemption          Repayment         Repayment
Redeemable On           Price(s)            Date(s)           Price(s)
-------------           -----------         ---------         -----------

N/A                     N/A                 N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------
Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

--------------------------------------

*        The 26th of each month.

**       The 26th of each month.

***      5.62625%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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